UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Titanium Metals Corporation
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Titanium Metals Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

April 21, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Titanium Metals Corporation, which will be held on Thursday, May 22, 2008, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas.  The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.  Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our by-laws.

Sincerely,

Steven L. Watson
Vice Chairman of the Board and
Chief Executive Officer

Titanium Metals Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2008

To the Stockholders of Titanium Metals Corporation:

The 2008 Annual Meeting of Stockholders of Titanium Metals Corporation will be held on Thursday, May 22, 2008, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

(1)           To elect seven directors to serve until the 2009 Annual Meeting of Stockholders;

(2)           To adopt the Titanium Metals Corporation 2008 Long-Term Incentive Plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 31, 2008 has been set as the record date for the meeting.  Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting.  A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope.  If you choose, you may still vote in person at the meeting even though you previously submitted your proxy card.

By Order of the Board of Directors,

Clarence B. Brown III, Assistant Secretary

Dallas, Texas
April 21, 2008

TABLE OF CONTENTS

Page

TABLE OF CONTENTS

GLOSSARY OF TERMS

GENERAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

CONTROLLING STOCKHOLDERS

SECURITY OWNERSHIP

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees for Director

EXECUTIVE OFFICERS

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence
2007 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Nominations Committee
Non-Management and Independent Director Meetings
Stockholder Proposals and Director Nominations for the 2009 Annual Meeting of Stockholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Availability of Corporate Governance Documents

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION

Compensation Discussion and Analysis
Compensation Committee Report
Summary of Cash and Certain Other Compensation of Executive Officers
2007 Grants of Plan-Based Awards
Employment Agreement
Consulting Agreement
Outstanding Equity Awards at December 31, 2007
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

PROPOSAL 2 – ADOPTION OF TITANIUM METALS CORPORATION 2008 LONG-TERM INCENTIVE PLAN

General
Description of Awards under the Plan
Additional Information
Federal Income Tax Consequences
Plan Benefits

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Insurance Matters
Utility Services
Consulting Services
Reduction in the Outstanding CompX Class A Common Stock
Simmons Family Matters

AUDIT COMMITTEE REPORT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures

OTHER MATTERS

2007 ANNUAL REPORT ON FORM 10-K

ADDITIONAL COPIES

APPENDIX A – TITANIUM METALS CORPORATION 2008 LONG-TERM INCENTIVE PLAN

GLOSSARY OF TERMS

“AST” means American Stock Transfer & Trust Company, our stock transfer agent.

“BMI” means Basic Management, Inc., a land management company in which a wholly owned subsidiary of Tremont owns approximately 32% of the outstanding equity securities (representing 29% of the voting securities).

 “CMRT`” means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee benefit plans Contran and related entities adopt.

“CompX” means CompX International Inc., one of our publicly held sister corporations that manufactures security products, furniture products and performance marine components.

“Contran” means Contran Corporation, the parent corporation of the consolidated tax group that includes CompX, Keystone, Kronos Worldwide, NL and Valhi.

“Dixie Rice” means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

“EWI” means EWI RE, Inc., a reinsurance brokerage and risk management company wholly owned by NL.

“FAS 123R” means Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment.

“Foundation” means the Harold Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

“independent directors” mean the following directors: Keith R. Coogan, Thomas P. Stafford, Terry N. Worrell and Paul J. Zucconi.

“ISA” means an intercorporate services agreement between or among Contran related companies pursuant to which employees of one or more related companies provide certain services, including executive officer services, to another related company on a fixed fee basis.

“Keystone” means Keystone Consolidated Industries, Inc., one of our publicly held sister corporations that manufactures steel fabricated wire products, industrial wire billets and wire rod.

“Kronos Worldwide” means Kronos Worldwide, Inc., one of our publicly held sister corporations that is an international manufacturer of titanium dioxide pigments.

“named executive officer” means any person named in the Summary Compensation table in this proxy statement.

“NL” means NL Industries, Inc., one of our publicly held sister corporations that is a diversified holding company with principal investments in Kronos Worldwide and CompX.

“non-management directors” mean the following directors who are not one of our executive officers: Keith R. Coogan, Glenn R. Simmons, Thomas P. Stafford, Terry N. Worrell and Paul J. Zucconi.

“NYSE” means the New York Stock Exchange.

“Plan” means the Titanium Metals Corporation 2008 Long-Term Incentive Plan.

“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

“record date” means the close of business on March 31, 2008, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2008 annual meeting of our stockholders.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“series A preferred stock” means our 6 ¾% series A convertible preferred stock, par value $0.01 per share.

“Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

“TFMC” means TIMET Finance Management Company, one of our wholly owned subsidiaries.

“TIMET,” “us,” “we” or “our” means Titanium Metals Corporation.

“TIMET Savoie” means TIMET Savoie S.A., a French corporation and subsidiary of ours.

“Tremont” means Tremont LLC, a wholly owned subsidiary of Valhi.

“Valhi” means Valhi, Inc., one of our publicly held sister corporations that is a diversified holding company with principal investments in NL and Kronos Worldwide.

“VHC” means Valhi Holding Company, one of our parent corporations.

“WCS” means Waste Control Specialists LLC, an indirect wholly owned subsidiary of Valhi that is engaged in the waste management industry.

Titanium Metals Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

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PROXY STATEMENT

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GENERAL INFORMATION

This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2008 Annual Meeting of Stockholders to be held on Thursday, May 22, 2008 and at any adjournment or postponement of the meeting.  The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting.  The notice, this proxy statement, the accompanying proxy card or voting instruction form and our 2007 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, are first being mailed on or about April 21, 2008 to the holders of our common stock at the close of business on March 31, 2008.  This proxy statement is also available on our website at www.timet.com/proxy.  Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

Please refer to the Glossary of Terms on page iii for the definitions of certain capitalized or other terms used in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:           What is the purpose of the annual meeting?

A:	At the annual meeting, stockholders will vote on:

•	the election of seven directors;

•	the adoption of the Titanium Metals Corporation 2008 Long-Term Incentive Plan; and

•	any other matter that may properly come before the meeting.

Q:           How does the board recommend that I vote?

A:	The board of directors recommends that you vote FOR each of the nominees for director and FOR the adoption of the Titanium Metals Corporation 2008 Long-Term Incentive Plan.

Q:           Who is allowed to vote at the annual meeting?

A:
The board of directors has set the close of business on March 31, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.  Only holders of record of our common stock as of the close of business on the record date are entitled to vote at the meeting.  On the record date, 181,023,421shares of our common stock were issued and outstanding.  Each share of our common stock entitles its holder to one vote.

Q:           How do I vote?

A:	If your shares are held by a bank, broker or other nominee (i.e., in “street name”), you must follow the instructions from your nominee on how to vote your shares.

If you are a stockholder of record, you may:

•	vote in person at the annual meeting; or

•	instruct the agents named on the proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided.

If you execute a proxy card but do not indicate how you would like your shares voted for one or more of the nominees or for the adoption of the Titanium Metals Corporation 2008 Long-Term Incentive Plan, the agents will vote FOR the election of each such nominee for director, FOR the adoption of the Titanium Metals Corporation 2008 Long-Term Incentive Plan and, to the extent allowed by applicable law, in the discretion of the agents on any other matter that may properly come before the meeting.

Q:           Who will count the votes?

A:
The board of directors has appointed AST, our transfer agent and registrar, to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q:           Is my vote confidential?

A:	All proxy cards, ballots or voting instructions delivered to AST will be kept confidential in accordance with our by-laws.

Q:           May I change or revoke my proxy or voting instructions?

A:	If you are a stockholder of record, you may change or revoke your proxy instructions at any time before the meeting in any of the following ways:

•	delivering to AST a written revocation;

•	submitting another proxy card bearing a later date; or

•	voting in person at the meeting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions from your nominee on how to change or revoke your voting instructions.

Q:           What constitutes a quorum?

A:
A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting.  Under the applicable rules of the NYSE and the SEC, brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares.  If such a broker/nominee who is entitled to vote on a routine matter delivers an executed proxy card and votes on some matters and not others, a matter not voted on is referred to in this proxy statement as a “broker/nominee non-vote.”  Shares of common stock that are voted to abstain from any business coming before the meeting and broker/nominee non-votes will be counted as being in attendance at the meeting for purposes of determining whether a quorum is present.

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Q:	What vote is required to elect a director nominee, adopt the Titanium Metals Corporation 2008 Long-Term Incentive Plan or approve any other matter?

A:
If a quorum is present, the affirmative votes of the holders of a plurality of the outstanding shares of our common stock represented and entitled to be voted at the meeting is necessary to elect each nominee for director.  The accompanying proxy card or voting instruction form provides space for you to withhold authority to vote for any of the nominees.  Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees.  However, since director nominees need only receive the plurality of the affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld or a broker/nominee non-vote regarding a particular nominee will not affect the election of such nominee.

If a quorum is present, a majority of the affirmative votes of the holders of our outstanding shares of common stock represented and entitled to be voted at the meeting is necessary to adopt the Plan.  Neither shares as to which the authority to vote on the Plan has been withheld nor broker/nominee votes will be counted as affirmative votes to adopt the Plan.  Since adoption of the Plan requires an affirmative vote of the majority of the holders represented and entitled to vote at the meeting, a vote withheld or a broker/nominee non-vote regarding this proposal will have the effect of a vote against the adoption of the Plan.

Except as applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of a majority of the outstanding shares represented and entitled to vote at the meeting.  Shares of our common stock that are voted to abstain from any other business coming before the meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

Q:           Who will pay for the cost of soliciting the proxies?

A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders.  In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation.  Upon request, we will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

CONTROLLING STOCKHOLDERS

As of the record date, VHC and other entities or individuals related to Harold C. Simmons held, in the aggregate, approximately 52.6% of our outstanding shares of common stock.  VHC and such other entities or individuals have indicated their intention to have such shares represented at our 2008 annual meeting of stockholders and to vote such shares “FOR” the election of each of the nominees for director set forth in this proxy statement and “FOR”  the adoption of the Plan.  If VHC and such other entities or individuals attend the meeting in person or by proxy and vote as indicated,  the meeting will have a quorum present, the stockholders will elect all of the nominees to the board for directors and will adopt the Plan.

SECURITY OWNERSHIP

The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer and all of our directors and current executive officers as a group.  See footnote 4 below for information concerning the relationships of certain other individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock.  None of the following entities or individuals own shares of our series A preferred stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	TIMET Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)

Harold C. Simmons (3)	7,174,239	(4)	4.0%
Valhi Holding Company (3)	48,708,761	(4)	26.9%
NL Industries, Inc (3)	1,449,097	(4)(5)	*
Valhi, Inc. (3)	826,959	(4)	*
The Combined Master Retirement Trust (3)	15,434,604	(4)	8.5%
Harold Simmons Foundation, Inc. (3)	350,675	(4)	*
Annette C. Simmons (3)	21,167,875	(4)	11.7%
The Annette Simmons Grandchildren’s Trust (3)	17,432	(4)	*
	95,129,642	(4)(5)	52.6%

FMR Corp.	15,749,375	(6)	8.7%

Keith R. Coogan	1,000		*
Glenn R. Simmons	52,803	(4)(7)	*
Thomas P. Stafford	1,000		*
Steven L. Watson	163,235	(4)	*
Terry N. Worrell	60,500		*
Paul J. Zucconi	5,500		*
Bobby D. O’Brien	-0-	(4)	-0-
Charles H. Entrekin (8)	1,000		*
Robert D. Graham	-0-	(4)	-0-
James W. Brown	-0-	(4)	-0-

All our directors and current executive officers as a group (15 persons)	95,414,080	(4)(5) (6)	52.7%

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*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 181,023,421 shares of our common stock outstanding as of the record date.

(3)
The business address of VHC, NL, Valhi, the CMRT, the Foundation, Harold C. and Annette C. Simmons and The Annette Simmons Grandchildren’s Trust is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.

(4)	Valhi and TFMC are the direct holders of approximately 83.1% and 0.5%, respectively, of the outstanding common stock of NL. We are the holder of 100% of the outstanding common stock of TFMC.

VHC, Annette C. Simmons, the CMRT, Harold C. Simmons, NL, Valhi and the Foundation are the holders of approximately 26.9%, 11.7%, 8.5%, 4.0%, 0.8%, 0.5% and 0.2%, respectively, of the outstanding shares of our common stock.  NL’s percentage ownership of our common stock includes 0.3% directly held by a wholly owned subsidiary of NL.

VHC, the Foundation, TFMC and the CMRT are the direct holders of approximately 92.6%, 0.9%, 0.7% and 0.1%, respectively, of the outstanding common stock of Valhi.  Dixie Rice is the direct holder of 100% of the outstanding common stock of VHC.  Contran is the beneficial holder of 100% of the outstanding common stock of Dixie Rice.

Substantially all of Contran’s outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which he is the sole trustee, or is held by him or persons or other entities related to him.  As sole trustee of each of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by them.  Mr. Simmons, however, disclaims beneficial ownership of any shares of Contran stock that these trusts hold.

The Foundation directly holds approximately 0.2% of the outstanding shares of our common stock and 0.9% of the outstanding shares of Valhi common stock.  The Foundation is a tax-exempt foundation organized for charitable purposes.  Harold C. Simmons is the chairman of the board of the Foundation.

The CMRT directly holds approximately 8.5% of the outstanding shares of  our common stock and 0.1% of the outstanding shares of Valhi common stock.  Contran sponsors this trust to permit the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.  Harold C. Simmons is the sole trustee of this trust and a member of the investment committee for this trust.  Contran’s board of directors selects the trustee and members of this trust’s investment committee.  Certain of our executive officers and Glenn R. Simmons are participants in one or more of the employee defined benefit plans that invest through this trust.  Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the plan assets this trust holds.   Our U.S. pension plan’s assets are invested in the CMRT; however, our plan assets are invested only in the portion of the CMRT that does not hold our common stock.

Harold C. Simmons is the chairman of the board and chief executive officer of NL and the chairman of the board of us, Valhi, VHC, Dixie Rice and Contran.

By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities.  However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CMRT.  Mr. Simmons disclaims beneficial ownership of all shares of our common stock beneficially owned, directly or indirectly, by VHC, Valhi, NL or the Foundation.

All of our directors or executive officers who are also directors or executive officers of VHC, Valhi, NL, the Foundation or their parent companies disclaim beneficial ownership of the shares of our common stock that such companies directly or indirectly hold.

Annette C. Simmons is the wife of Harold C. Simmons.  She is the direct owner of 21,167,875 shares of our common stock, 269,775 shares of NL common stock, and 43,400 shares of Valhi common stock.  Mr. Simmons may be deemed to share indirect beneficial ownership of such shares.  Mr. Simmons disclaims all such beneficial ownership.  Ms. Simmons disclaims beneficial ownership of all shares that she does not hold directly.

The Annette Simmons Grandchildren’s Trust, a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons, is the direct holder of 17,432 shares of our common stock and 36,500 shares of Valhi common stock.  Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares this trust directly holds.  Mr. Simmons disclaims beneficial ownership of any shares that this trust holds.

Harold C. Simmons is the direct owner of 7,174,239 shares of our common stock, 879,600 shares of NL common stock and 3,383 shares of Valhi common stock.

NL and one of its wholly owned subsidiaries directly own 3,522,967 and 1,186,200 shares, respectively, of Valhi common stock.  Pursuant to Delaware law, Valhi treats the shares of Valhi common stock that NL and its wholly owned subsidiary own as treasury stock for voting purposes.  For the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock in this proxy statement, such shares are not deemed outstanding.

Contran is the sole owner of Valhi’s 6% series A preferred stock and a trust related to Harold C. Simmons is the sole owner of VHC’s 2% convertible preferred stock.  Messrs. Harold and Glenn Simmons and Watson each hold of record one director qualifying share of Dixie Rice.

VHC has pledged 3,304,992 shares of our common stock as security.

The business address of Contran is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana  70542.

(5)	Includes 566,529 shares of our common stock that NL’s wholly owned subsidiary directly holds.

(6)
Based on Amendment No. 4 to Schedule 13G dated April 10, 2008 FMR Corp. filed with the SEC.  FMR Corp. has sole voting power over 310,297 of these shares and sole dispositive power over all of these shares.  The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts  02109.

(7)	Includes 10,382 shares of our common stock held by his spouse.

(8)	Dr. Entrekin resigned as our president – global operations and chief operating officer effective April 14, 2008.

We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock or series A preferred stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock or series A preferred stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock or series A preferred stock and acquisitions or dispositions of securities issued by related entities.

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PROPOSAL 1
ELECTION OF DIRECTORS

Our bylaws provide that the board of directors shall consist of one or more members as determined from time to time by the board of directors or stockholders.  The board of directors has currently set the number of directors at seven.  The directors elected at the meeting will hold office until our 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal or resignation.

All of the nominees are currently members of our board of directors whose terms will expire at the meeting.  Our nominations committee unanimously nominated each of the nominees to stand for re-election to our board.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, all shares represented by a proxy card will be voted FOR an alternate nominee to be selected by the board of directors, unless the stockholder executing such proxy card withholds authority to vote for such nominee.  The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees for Director.  The respective nominees have provided the following information.

Keith R. Coogan, age 55, has served on our board of directors since 2004.  Since October 2007, Mr. Coogan has served as president, chief executive officer and as a director of Pomeroy IT Solutions, Inc., an information technology services and solutions provider.  From 2002 to 2006, Mr. Coogan served as chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that Level 3 Communications, Inc. sold to Insight Enterprises Inc. in 2006 and that, from 1991 to 2002, was a publicly held corporation.  From 1990 to 2002, he served in various other executive officer positions with Software Spectrum, Inc., including vice president of finance and operations and chief operating officer.  He is also a director of Kronos Worldwide and a member of Kronos Worldwide’s audit committee and management development and compensation committee.  Mr. Coogan is a member of our audit committee, management development and compensation committee and nominations committee.

Glenn R. Simmons, age 80, has served on our board of directors since 1999.  Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 2003.  Mr. Simmons has been chairman of the board of CompX and Keystone since prior to 2003 and also serves on the board of directors of Kronos Worldwide and NL.  In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in 2005.  Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1969.  He is a brother of Harold C. Simmons.

Harold C. Simmons, age 76, has served as our chairman of the board since 2005 and on our board of directors since 2004.  He served as our chief executive officer from 2005 to 2006 and our vice chairman of the board from 2004 to 2005.  Mr. Simmons has been chairman of the board of Valhi and Contran since prior to 2003 and was Valhi’s chief executive officer in 2002 and prior years.  Mr. Simmons has served as chief executive officer of Kronos Worldwide and NL since 2003, chairman of the board of Kronos Worldwide since 2003 and chairman of the board of NL since prior to 2003.  He has been an executive officer or director of various companies related to Valhi and Contran since 1961.  Mr. Simmons is a brother of Glenn R. Simmons.

General Thomas P. Stafford (retired), age 77, has served on our board of directors since 2006 and previously served as our director from 1996 to 2003.  Gen. Stafford was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966.  In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon.  He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975.  He served as U.S. Air Force Deputy Chief of Staff for Research and Development and Acquisition.  After his retirement from the United States Air Force in 1979 as Lieutenant General, he became chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm.  Gen. Stafford was also affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, from 1982 until 2005.  Gen. Stafford has more recently served as an advisor to a number of governmental agencies including the National Aeronautics and Space Administration (NASA) and the Air Force Material Command.  He is currently chairman of the NASA Advisory Council Task Force on the International Space Station Program, and also served as co-chairman of the Stafford-Covey NASA Space Shuttle Return to Flight Task Group.  Gen. Stafford has received many honors and decorations including the Congressional Space Medal of Honor.  He is also a director of NL and chairman of each of NL’s audit committee and management development and compensation committee.  Gen. Stafford is chairman of each of our audit committee, management development and compensation committee and nominations committee.

Steven L. Watson, age 57, has served as our chief executive officer since 2006, our vice chairman of the board since 2005 and on our board of directors since 2000.  He served as our president during 2006.  Mr. Watson has been Valhi’s chief executive officer since 2002 and president and a director of Valhi and Contran since prior to 2003.  He has also served as vice chairman of the board of Kronos Worldwide since 2004.  Mr. Watson is also a director of CompX, Keystone and NL.  He has served as an executive officer or director of various companies related to us and Contran since 1980.

Terry N. Worrell, age 63, has served on our board of directors since June 2007 and previously served on our board in 2003.  Mr. Worrell has been a private investor with Worrell Investments, Inc., a real estate investment company, since 1989.  From 1974 to 1989, Mr. Worrell was president and chief executive officer of Sound Warehouse of Dallas Inc., a chain of retail music stores.  Mr. Worrell is a director of Regency Centers Corporation, a real estate investment trust.  Mr. Worrell also serves as a director and on each of the audit committee and management development and compensation committee of NL.  He is a member of our audit committee.

Paul J. Zucconi, age 67, has served on our board of directors since 2002.  In 2001, Mr. Zucconi retired after 33 years at KPMG LLP where he was most recently an audit partner.  Mr. Zucconi is a member of the American Institute of Certified Public Accountants.  Mr. Zucconi also serves on the board of directors and audit committee of each of Torchmark Corporation, a major life and health insurance company, and Affirmative Insurance Holdings, Inc., a provider of non-standard automobile insurance, and serves on the board of directors of the National Kidney Foundation of North Texas, Inc.  Mr. Zucconi is a member of our audit committee.

-

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers.  Each executive officer serves at the pleasure of the board of directors.  Biographical information with respect to Harold C. Simmons and Steven L. Watson is set forth under the Nominees for Director subsection above.

Name	Age	Position(s)
Harold C. Simmons	76	Chairman of the Board
Steven L. Watson	57	Vice Chairman of the Board and Chief Executive Officer
Bobby D. O’Brien	50	President
Robert D. Graham	52	Executive Vice President
Christopher Armstrong	43	Executive Vice President – Strategic Planning and Business Initiatives
James W. Brown	51	Vice President and Chief Financial Officer
Kelly D. Luttmer.	44	Vice President and Tax Director
Andrew B. Nace	43	Vice President and General Counsel
John A. St. Wrba.	51	Vice President and Treasurer
Scott E. Sullivan	39	Vice President and Controller

Bobby D. O’Brien has served as our president since October 2007.  He served as our executive vice president and chief financial officer from 2006 to October 2007 and our vice president from 2004 to 2006.  Mr. O’Brien has served as chief financial officer and vice president of Valhi and Contran since prior to 2003.  From prior to 2003 until 2005 and 2004, he served as treasurer of Valhi and Contran, respectively.  Mr. O’Brien has served in financial and accounting positions with various companies related to us and Contran since 1988.

Robert D. Graham has served as our executive vice president since 2006.  From 2004 to 2006, he served as our vice president.  He has served as vice president of Valhi and Contran since 2002 and vice president and general counsel of Kronos Worldwide and NL since 2003.  From 1997 to 2002, Mr. Graham served as an executive officer and later as executive vice president and general counsel of Software Spectrum, Inc.  From 1985 to 1997, Mr. Graham was a partner in the law firm of Locke Purnell Rain Harrell (A Professional Corporation), a predecessor to Locke Lord Bissell & Liddell LLP.

Christopher Armstrong has served as our executive vice president – strategic planning and business initiatives since April 2008.  He served as a consultant to us on strategic planning and business development matters since November 2007.  From 1998 to 2007 Mr. Armstrong served as a professional in the Corporate Development and Turnaround Divisions of PwC and FTI Consulting ultimately holding the position of Senior Managing Director.

James W. Brown has served as our vice president and chief financial officer since October 2007.  He served as our vice president, corporate finance since 2006.  From 2003 to 2006, he served as vice president and controller of NL and Kronos Worldwide.  From 1998 to 2002, he served as vice president and chief financial officer of Software Spectrum, Inc.  From 1994 to 1998, Mr. Brown served as vice president, corporate accounting of Affiliated Computer Services, Inc., a provider of business process and information technology outsourcing solutions.

Kelly D. Luttmer has served as our vice president and tax director since 2006.  She has served as vice president of CompX, Contran, Kronos Worldwide, NL and Valhi since 2004, tax director of Kronos Worldwide and NL since 2003 and tax director of CompX, Contran and Valhi since 1998.  Ms. Luttmer has served in tax accounting positions with various companies related to us and Contran since 1989.

Andrew B. Nace has been our vice president and general counsel since 2006.  Mr. Nace has served as legal counsel to companies related to us and Contran since 2003.  From 1998 until 2003, Mr. Nace served in various capacities as legal counsel to Software Spectrum, Inc., most recently as vice president and general counsel.

John A. St. Wrba has served as our vice president since 2004 and treasurer since 2005.  Mr. St. Wrba has served as vice president and treasurer of Valhi since 2005, Contran since 2004 and NL since 2003.  He has also served as vice president of Kronos Worldwide since 2004 and treasurer of Kronos Worldwide since 2003.

Scott E. Sullivan has been our vice president and controller since 2006 and served as our assistant corporate controller from 2004 to 2006.  From 2001 to 2004, he served as our director of financial reporting.  Prior to joining us in 2001, he was a senior manager at PricewaterhouseCoopers LLP.

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence.  On December 17, 2007, Annette C. Simmons, the spouse of our chairman, Harold C. Simmons, converted 1,561,815 shares of our series A preferred stock into 20,824,200 shares of our common stock.  As a result of the conversion, persons and entities related to or affiliated with Mr. Simmons own 52.6% of our common stock, and we became a controlled company under the corporate governance standards of the NYSE.  Mr.  Simmons may be deemed to share indirect  beneficial  ownership of such shares.  He disclaims all such beneficial ownership.  Although pursuant to the NYSE listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominating or corporate governance committees or charters for these committees, we currently intend to continue voluntarily complying with the NYSE listing standards for non-controlled companies.   We may choose at any time in the future to only comply with those NYSE listing standards applicable to controlled companies.  Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that Keith R. Coogan, Thomas P. Stafford, Terry N. Worrell and Paul J. Zucconi are independent and have no material relationship with us other than serving as our directors.  Accordingly, our board of directors has a majority of independent directors.

In determining that Mr. Worrell has no material relationship with us other than serving as our director, the board of directors considered the following relationship:

•
As part of a five-year pledge of $5.0 million, the Foundation, of which Harold C. Simmons is the chairman of the board, contributed in each of 2005, 2006 and 2007 $1.0 million to Children’s Medical Foundation of Texas, of which foundation Mr. Worrell serves as a trustee.

The board determined that Mr. Worrell did not have a direct or indirect material interest in this transaction based on his representation that he receives no compensation for serving as a trustee of Children’s Medical Foundation of Texas.

2007 Meetings and Standing Committees of the Board of Directors.  The board of directors held six meetings and took action by written consent on four occasions in 2007.  Except for Harold C. Simmons, each current director participated in at least 80% of such meetings and of the 2007 meetings of the committees on which he served at the time.  Mr. Simmons participated in 67% of our 2007 board of directors meetings.  It is expected that each director will attend our annual meeting of stockholders, which is held immediately before the annual meeting of the board of directors.  All but two of our directors attended our 2007 annual stockholder meeting.

The board of directors has established and delegated authority to three standing committees, which are described below.  The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting.  The board of directors from time to time may establish other committees to assist it in the discharge of its responsibilities.  Although as a controlled company we are no longer required to have a management development and compensation committee or nominations committee, we currently intend to retain both committees.

Audit Committee.  Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes.  The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its committee charter.  Applying the requirements of the NYSE listing standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:

•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and

•	Mr. Paul J. Zucconi is an “audit committee financial expert.”

No member of our audit committee serves on more than three public company audit committees.  For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement.  The current members of our audit committee are Thomas P. Stafford (chairman), Keith R. Coogan, Terry N. Worrell and Paul J. Zucconi.  Our audit committee held eight meetings and took action by written consent on one occasion in 2007.

Management Development and Compensation Committee.  The principal responsibilities and authority of the management development and compensation committee are as follows:

•	to review and approve certain matters involving executive compensation, including making recommendations to the board of directors regarding any proposed charges to us pursuant to an ISA;

•	to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under our stock incentive plan;

•	to review and recommend adoption of or revisions to compensation plans and employee benefit programs except as otherwise delegated by the board of directors;

•	to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required; and

•
to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the board of directors may from time to time direct.

The purpose, authority, resources and responsibilities of our management development and compensation committee are more specifically set forth in its committee charter.  As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards).  With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement.  With respect to director compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee.  The current members of our management development and compensation committee are Thomas P. Stafford (chairman) and Keith R. Coogan.  Our management development and compensation committee held one meeting and took action by written consent on one occasion in 2007.

Nominations Committee.  The principal responsibilities and authority of the nominations committee are to:

•	identify individuals qualified to become board members and recommend to the board for its consideration and approval a slate of candidates to stand for election to the board;

•
review and make recommendations on such matters relating to the board as the board may request from time to time, including, without limitation, the size and composition of the board, the classification or non-classification of the board, the term of office of board members, criteria for nominations of candidates to stand for election to the board and procedures for the nominations process;

•	consider written recommendations made by our stockholders with respect to the election of board members;

•	review and reassess its charter and our corporate governance guidelines periodically and report to our board of directors any suggested changes to either; and

•	oversee the evaluations of our board of directors and management.

The purpose, authority, resources and responsibilities of our nominations committee are more specifically set forth in its committee charter.  As discussed above, the board of directors has determined that each member of our nominations committee is independent by applying the NYSE director independence standards (without additional categorical standards).  The current members of our nominations committee are Thomas P. Stafford (chairman) and Keith R. Coogan.  Our nominations committee did not hold any meetings but took action by written consent on two occasions in 2007.  See the Stockholder Proposals and Director Nominations for the 2009 Annual Meeting of Stockholders section below for the committee’s procedures for receiving director nominations.

Non-Management and Independent Director Meetings.  Pursuant to our corporate governance guidelines, our non-management directors are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without management participation.  Our independent directors also meet at least once annually, without management participation.  The chairman of our audit committee presides at all of these meetings.  In 2007, we complied with these requirements.

Stockholder Proposals and Director Nominations for the 2009 Annual Meeting of Stockholders.  Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC.  We must receive such proposals not later than December 22, 2008 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of stockholders in 2009.  Our bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear on our books, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.

Pursuant to the nominations committee’s charter and our bylaws, a stockholder’s written recommendation to the nominations committee for a nominee that is not an incumbent or recommended by our management shall set forth:

•	the name and address of the nominating stockholder;

•	a representation that the stockholder will be a stockholder of record at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee;

•	a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made);

•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•	the consent of the nominee to serve as a director if elected.

Our nominations committee has not adopted any specific minimum qualifications for director candidates.  The committee will consider, among other things, a potential director nominee’s ability to satisfy the need, if any, for any required expertise on the board of directors or one of its committees.  Historically, our management has recommended director nominees.

For proposals or director nominations to be brought at the 2009 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than March 9, 2009.  Proposals and nominations should be addressed to our corporate secretary at Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas   75240-2697.

Communications with Directors.  Stockholders and other interested parties who wish to communicate with the board of directors or its non-management directors may do so through the following procedures.  Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.  Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communications, or summaries of such communications, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our non-management and independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary.  These complaints or concerns will be forwarded to the chairman of our audit committee.  We will keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law.  Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation.  As discussed above, for 2007 the management development and compensation committee was composed of Thomas P. Stafford and Keith R. Coogan.  No member of the committee:

•	was an officer or employee of ours during 2007 or any prior year;

•	had any related party relationships with us that requires disclosure under applicable SEC rules; or

•	had any interlock relationships under applicable SEC rules.

For 2007 no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules.  However, our chairman of the board and vice chairman of the board are on the board of directors of Contran and Contran employs each of them and Glenn R. Simmons, who each serve as one of our directors.

Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics.  The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  Only the board of directors may amend the code.  Only our audit committee or other committee of the board of directors with specific delegated authority may grant a waiver of this code.  We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.

Corporate Governance Guidelines.  We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities.  Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman presides at all meetings of the non-management or independent directors.

Availability of Corporate Governance Documents.  A copy of each of our committee charters, code of business conduct and ethics and corporate governance guidelines is available on our website at www.timet.com (under the investor information, corporate governance section).  In addition, any person may obtain a copy of these documents without charge, by sending a written request to the attention of our corporate secretary at Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

AND OTHER INFORMATION

Compensation Discussion and Analysis.  Dr. Charles H. Entrekin, our only executive officer employed directly by us in 2007, resigned as our president-global operations and chief operating officer effective April 14, 2008.  The rest of our executive officers are employees of Contran who provided their services to us in 2007 under our ISA with Contran.

Compensation of Our Named Executive Officer Formerly Employed by Us.  Our compensation program is primarily cash-based, with minimal perquisites, and forgoes long-term compensation (other than qualified defined contribution plans that are generally available on a non-discriminatory basis to all employees).  Our objectives for the primarily cash-based compensation program as it related to our named executive officer formerly employed by us were to:

•	have a total individual compensation package that was easy to understand;

•	tie a large component of cash compensation to our financial results;

•	motivate our former named executive officer to take actions to achieve long-term stockholder value; and

•
achieve a competitively  balanced compensation package that would attract and retain highly qualified executive officers and appropriately reflect each such officer’s individual performance, contributions and general market value.

As a result, 2007 annual compensation for our named executive officer formerly employed by us primarily consisted of base salary and operating income bonus awards under our profit sharing plan. In 2007, we did not base our formerly employed named executive officer’s compensation on any specific measure of our financial performance other than operating income with respect to his operating income bonus award and certain of our retirement plan contributions.

Base Salary.  We paid a base salary to our formerly employed named executive officer to provide him with a reliable amount of compensation for the year, subject to his continued employment and satisfactory performance for his services at the level of his responsibilities.  Our chief executive officer negotiated the terms of an employment agreement with our formerly employed named executive officer, including the base salary and bonus components, based on his business judgment and experience without performing any independent market research.  The employment agreement and its terms were approved by our management development and compensation committee.  See the discussion of our formerly employed named executive officer’s employment agreement in the Employment Agreement section of this proxy statement.  The 2007 salary for our named executive officer formerly employed by us is disclosed in the salary column in the Summary Compensation table in this proxy statement.

Operating Income Bonus Awards. The 2007 operating income bonus award under our profit sharing plan represented a significant portion of the potential annual cash compensation to our formerly employed named executive officer and was based on our operating income and on individual performance.  We believed that financial performance goals for our formerly employed named executive officer would increase our stockholder value over time if such goals were met.  The 2007 bonus award was tied to our achieving at or above a predetermined minimum operating income level up to a predetermined maximum operating income level as follows:

Actual Operating Income in Plan Year	Award (as Percentage of Eligible Earnings)

Less than minimum operating income level	No award

Equal to or greater than minimum operating income level but less than maximum operating income level
Fully pro-rated percentage (rounded to the nearest 1/10th of a percent) between an eligible employee’s minimum payout percentage and maximum payout percentage based upon:
•our actual operating income performance between minimum operating income level and maximum operating income level; and
•each eligible employee’s individual performance rating

Equal to or greater than maximum operating income level	Based upon each eligible employee’s maximum payout percentage and individual performance rating

For each operating income level, the actual amount of the operating income bonus awarded to a participant as a percentage of his or her base salary will vary within a pre-determined range based on the participant’s position and, within that range, based on the individual’s performance rating. As discussed below, beginning in 2008, our senior officers will participate in a discretionary bonus plan rather than the profit sharing plan.  The profit sharing plan, however, will continue to apply to our other employees.

In the first quarter of each year, our chief financial officer presents an annual operating plan to our board of directors for approval after he reviews market conditions and our operations, competitive position, marketing opportunities and strategies for maximizing financial performance.  Our board of directors approves our annual operating plan with such modifications as it deems appropriate, if any.  Based on the recommendation of our chief executive officer, our management development and compensation committee:

•
recommends, if it deems it advisable, that our board of directors approve the recommended minimum operating income level and maximum operating income level under our profit sharing plan for the current year that is based on the annual operating plan for that year; and

•
reviews the ranges of the percentage of base salary to be awarded to senior officers as a function of achieving an operating income level and the five performance ratings that determine the amount to be awarded within the ranges, which rating will be given such officer upon an evaluation in the first quarter of the following year.

The board of directors then approves the minimum and maximum operating income levels under our profit sharing plan with any changes that it may deem appropriate.  Pursuant to the profit sharing plan, the minimum and maximum operating income levels are generally set based upon the projected revenue in the annual operating plan.  Our chief executive officer, management development and compensation committee and board of directors use their business judgment and experience without performing any independent market research in making any such recommendations or taking any such actions.

In 2007, our management development and compensation committee and the board of directors set the operating income levels based upon the projected revenue in the 2007 annual operating plan (as compared to the same percentages of projected revenue for 2006).  Our reported operating income for 2006 and 2007 was in excess of the maximum operating income level.  Therefore, for 2006 and 2007, as in prior years, participants under the profit sharing plan received awards based upon achievement of the maximum operating income level.

Discretionary Bonus Plan.  In the first quarter of 2008, our management development and compensation committee approved a discretionary bonus plan for 2008 to be administered by our chief executive officer.  The plan is reserved for our senior officers employed by us and designated as plan participants in the discretion of our chief executive officer.  Bonuses awarded under the plan, if any, will be determined in our chief executive officer’s discretion based upon his evaluation of each participant’s overall job performance and our performance in meeting our business objectives during the plan year.  Criteria to be considered by our chief executive officer in determining the amount of bonus awards, if any, include annual performance ratings, managerial effectiveness, effectiveness in communication, contribution to the attainment of our annual operating plan and contribution to the advancement of our long-term strategic goals.   In his own discretion based on his general business judgment and experience, our chief executive officer will apply these criteria without applying any specific formula.  Participants in the discretionary plan will not be eligible to participate in our profit sharing plan.  The management development and compensation committee will review and approve all bonuses awarded under the plan to our executive officers.

Defined Benefit Plans.  Historically, we offered pension plan benefits to our domestic employees.  However, to reduce our pension liabilities and promote retirement savings through defined contribution plans, we closed the plan to new participants in 1989 and suspended all future accruals in 1994.

Defined Contribution Plans.  We pay annual contributions to our named executive officer employed by us under our retirement savings plan, which is a 401(k) defined contribution plan.  Our annual contributions to this plan consist of three components:  regular matching contributions pursuant to the savings feature of the plan, company performance matching contributions and company defined contributions.  We added the defined contributions to the plan to compensate our domestic employees for the termination of pension benefits.

Under the regular matching contribution, we contribute for the benefit of a participant an amount equal to 25% of the participant’s eligible contributions to the savings plan without regard to our financial performance.

Under the company performance matching contribution, we contribute for the benefit of a participant an amount that ranges from 25% to 125% of the first 4% of the participant’s eligible contributions.  The same operating income levels approved by the board of directors with respect to the profit sharing plan determine the amount of the company performance matching contribution based on the following formula:

Operating Income Achieved	Additional Employer Match	Maximum Additional Match
Minimum operating income level	25% of participant’s own contributions	1% of participant’s total eligible contributions
Greater than the minimum but less than the maximum operating income level	Fully pro-rated percentage of between 25% up to but not including 125% of participant’s own contributions	Fully pro-rated percentage of between 1% up to but not including 5% of participant’s total eligible compensation
Maximum operating income level or greater	125% of participant’s own contributions	5% of participant’s total eligible compensation

For 2006 and 2007, we matched up to a maximum of 5% of a participant’s total eligible compensation under the company performance matching contribution based on our exceeding the maximum operating income level.  In addition to certain defined contributions made by us for which our formerly employed named executive officer was not eligible, we also annually make a defined contribution under our retirement savings plan in an amount equal to 3% of the participant’s annual eligible compensation as defined in the plan.

Dr. Entrekin, our only employed named executive officer in 2007, received a regular matching contribution and a performance matching contribution under the plan for 2007.  These contributions are included in his all other compensation for 2007 in the Summary Compensation Table to this proxy statement.

Equity-Based Compensation.  Prior to 2004, we decided to forego the grant of any equity compensation to our employees, although we continue to grant annual awards of stock to our directors.  We also do not have any security ownership requirements or guidelines for our management or directors.  We do not currently anticipate any equity-based compensation will be granted in 2008, other than the annual grants of stock to our directors.  See the Director Compensation section in this proxy statement for a discussion of these annual grants.  The dollar amount of stock awards appearing in the Summary Compensation Table represents the value recognized for financial statement reporting purposes of shares of our common stock we granted to Messrs. Harold C. Simmons and Watson in 2007 for their director services.

All Other Compensation, Perquisites and Other Personal Benefits.  We did not pay any perquisites or other personal benefits in 2007.  All other 2007 compensation that we paid or accrued for our formerly employed named executive officer consisted of:

•	premiums for life insurance; and

•	our contributions to our retirement savings plan for the benefit of our formerly employed named executive officer.

Compensation of Our Named Executive Officers Employed by Contran.  In each of 2006 and 2007, we paid Contran a fee for services provided pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee.  Such services provided under this ISA included the services of the following executive officers of ours:

Name	Position(s)

Harold C. Simmons	Chairman of the Board
Steven L. Watson	Vice Chairman of the Board and Chief Executive Officer
Bobby D. O’Brien	President
Robert D. Graham	Executive Vice President
James W. Brown	Vice President and Chief Financial Officer
Kelly D. Luttmer	Vice President and Tax Director
Andrew B. Nace	Vice President and General Counsel
John A. St. Wrba	Vice President and Treasurer
Scott E. Sullivan	Vice President and Controller

The charge under this ISA reimburses Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated time such personnel were expected to devote to us over the year.  The amount of the fee we paid for each year under this ISA for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services.  See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2007 under this ISA.  Mr. Sullivan became an employee of Contran on January 1, 2007 and for 2006 was an employee of ours.  Accordingly, the 2006 ISA fee charged to us does not include a charge related to his services.  Under the various ISAs among Contran and its subsidiaries, we share the cost of the employment of our named executive officers employed by Contran with Contran and certain of its other publicly held subsidiaries.  For our named executive officers employed by Contran, the portion of the annual charge we paid for each year under the ISA attributable to each of their services is set forth in footnote 2 to the Summary Compensation table in this proxy statement.  Footnote 2 also sets forth the cash fees we paid to each of Messrs. Harold C. Simmons and Watson for their director services.  The amounts charged under the ISA and the cash director fees are not dependent upon our financial performance.

We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.

In the last quarter of the prior year and the early part of each current year, Contran’s senior management, including certain of our named executive officers, estimated the number of hours (out of a standard 2,080-hour year) that each Contran employee, including our named executive officers, was expected to devote in such current year to Contran and its subsidiaries, including us.  Contran’s senior management then allocated Contran’s cost of employing each of its employees among Contran and its various subsidiaries based on the ratio of the estimated hours of service devoted to each company and the total number of standard hours in a year.  The cost of each officer’s services that is allocated for 2006 and 2007 was the sum of the following:

•	the annualized base salary of such officer at the beginning of the year;

•	the bonus Contran paid such officer (other than bonuses for specific matters) in the prior year, which served as a reasonable approximation of the bonus that may be paid in the current year;

•
an overhead factor (19% for 2007 as compared to 21% for 2006) applied to the base salary for the cost of medical and life insurance benefits, social security and medicare taxes, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to the provision of such services; and

•	the comparison of the prior year and proposed current year average hourly rate.

The overhead factor declined in 2007 as compared to 2006 as a result of Contran achieving some economies of scale and being able to spread the fixed costs included in determining the overhead factor over a greater number of employees providing services under various ISAs.  Contran’s senior management subsequently made such adjustments to the details of the proposed ISA charge as they deemed necessary for accuracy, overall reasonableness and fairness to us.

In the first quarter of each year, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee to determine whether the committee would recommend that our board of directors approve the ISA charge.  During such presentation, the committee was informed of:

•	the quality of the services Contran provides;

•	the $1.0 million charge to us for the services of Harold C. Simmons as our chief executive officer;

•	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;

•
the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran’s similarly calculated costs for its departments and in total for those years; and

•	the comparison of the prior year and proposed current year average hourly rate.

After such presentations and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding that:

•
the cost to employ the additional personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under this ISA; and

•	the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

In reaching its recommendation, our management development and compensation committee did not review any ISA charge from Contran to any other publicly held sister or subsidiary company, which charges were separately reviewed by the management development and compensation committee of the applicable company.

Based on the recommendations of our committee, our independent directors approve the proposed annual ISA charge effective January 1st of each year, with our other directors abstaining.

For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis.  Contran has implemented a limit of $1.0 million on any individual’s charge to a publicly held company in order to enhance the deductibility by the company of the charge for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, if such section were somehow to be deemed applicable.  Section 162(m) generally disallows a tax deduction to publicly held companies for non-performance based compensation over $1.0 million paid to the company’s chief executive officer and four other most highly compensated executive officers.

Deductibility of Compensation.  It is our general policy to structure the performance-based portion of the compensation of our executive officers in a manner that enhances our ability to deduct fully such compensation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report.  The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement.  Based on the committee’s review and a discussion with management, the committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement.

The following individuals, in the capacities indicated, hereby submit the foregoing report.

Thomas P. Stafford Chairman of our Management Development and Compensation Committee	Keith R. Coogan Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers.  The Summary Compensation table below provides information concerning compensation we paid or accrued for services rendered during the last two years by our chief executive officer, our two chief financial officers in 2007 and each of the three other most highly compensated individuals (in certain instances, based on ISA charges to us) who were our executive officers at December 31, 2007.  Messrs. Harold C. Simmons, Steven L. Watson, Bobby D. O’Brien, James W. Brown and Robert D. Graham were employees of Contran during the last two years and provided their services to us and our subsidiaries pursuant to the ISA among Contran, Tremont and us.  For a discussion of this ISA, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.

2007 SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary		Bonus		Stock Awards		Non-Equity Incentive Plan Compensation	All Other Compensation		Total

Executive Officers:

Harold C. Simmons	2007	$ 1,024,000	(2)	$ -0-		$ 17,160	(3)	$ -0-	$ -0-		$1,041,160
Chairman of the Board	2006	1,023,000	(2)	-0-		17,840	(3)	-0-	-0-		1,040,840

Steven L. Watson	2007	1,025,300	(2)	-0-		17,160	(3)	-0-	-0-		1,042,460
Vice Chairman of the	2006	635,600	(2)	-0-		17,840	(3)	-0-	-0-		653,440
Board and Chief Executive
Officer

Bobby D. O’Brien (4)	2007	829,300	(2)	-0-		-0-		-0-	-0-		829,300
President	2006	402,300	(2)	-0-		-0-		-0-	-0-		402,300

Robert D. Graham	2007	617,500	(2)	-0-		-0-		-0-	-0-		617,500
Executive Vice President	2006	254,000	(2)	-0-		-0-		-0-	-0-		254,000

James W. Brown (5)	2007	586,700	(2)	-0-		-0-		-0-	-0-		586,700
Vice President and Chief	2006	-0-		-0-		-0-		-0-	-0-		-0-
Financial Officer

Former Executive Officer:

Charles H. Entrekin (6)	2007	550,000		250,000	(7)	-0-		583,000	21,220	(8)	1,404,220
Former President – Global Operations and Chief	2006	–		–		–		–	–		–
Operating Officer

——————————

(1)	Certain non-applicable columns have been omitted from this table.

(2)
The amounts shown in the 2007 Summary Compensation Table as salary for each of these named executive officers represent the portion of the fees we paid to Contran pursuant to our ISA with Contran with respect to the services such officer rendered to us and our subsidiaries.  The amount shown in the table as salary for Messrs. Simmons and Watson also includes director cash compensation we paid to each of them in 2006 and 2007.  The components of salary shown in the 2007 Summary Compensation Table for each of these named executive officers are as follows.

	2006	2007

Harold C. Simmons
Contran ISA Fee	$1,000,000	$1,000,000
TIMET Director Fees Earned or Paid in Cash	23,000	24,000
	$1,023,000	$1,024,000

Steven L. Watson
Contran ISA Fee	$ 609,600	$ 999,300
TIMET Director Fees Earned or Paid in Cash	26,000	26,000
	$ 635,600	$1,025,300

Bobby D. O’Brien
Contran ISA Fee	$402,300	$829,300

Robert D. Graham
Contran ISA Fee	$254,000	$617,500

James W. Brown
Contran ISA Fee	$ -0-	$586,700

(3)	Stock awards to these named executive officers consisted of shares of our common stock we granted to Messrs. Simmons and Watson for their services as directors. The grants consisted of the following:

Shares of our Common Stock	Date of Grant	Closing Price on Date of Grant	Grant Date Value of Shares of our Common Stock

500	May 24, 2007	$34.32	$17,160
500	May 23, 2006	$35.68	$17,840

These stock awards were valued at the closing price of a share of our common stock on the date of grant.

(4)	Mr. O’Brien served as our chief financial officer until October 2007 when he was appointed our president.

(5)
Mr. Brown was appointed our chief financial officer in October 2007.  Prior to his appointment as our chief financial officer, Mr. Brown also performed services for us as our vice president, corporate finance during 2007.

(6)	Dr. Entrekin became one of our executive officers when he became an employee of ours effective January 1, 2007. Dr. Entrekin resigned effective April 14, 2008.

(7)	Dr. Entrekin received a one-time payment on March 30, 2007 according to the terms of his employment agreement.

(8)
The amount shown represents group term life insurance premiumsof $2,322 and contributions to Dr. Entrekin’s account under our retirement savings plan as shown below.  See the discussion of our retirement savings plan contributions in the Compensation Discussion and Analysis section of this proxy statement.

Named Executive Officer	Year	Regular Matching Contribution	Performance Matching Contribution	Defined Matching Contribution	Total

Charles H. Entrekin	2007	$2,025	$10,123	$6,750	$18,898

(9)
Mr. Brown was appointed our chief financial officer in October 2007.  Prior to his appointment as our chief financial officer, during 2007 Mr. Brown also performed services for us as our vice president, corporate finance.

2007 Grants of Plan-Based Awards.  The following table sets forth details of:

•	the stock awards we granted to certain of our named executive officers in 2007 for their services as directors; and

•
the ranges of the potential profit sharing bonus awards Charles H. Entrekin, our only employed named executive officer in 2007, could have received, depending on the operating income level achieved for 2007.

Messrs. O’Brien, Brown and Graham were not entitled to any of our plan-based awards in 2007.

2007 GRANTS OF PLAN-BASED AWARDS (1)

		Grant	Date of		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option Awards
Name	Plan	Date	Approval		Threshold	Target	Maximum	Units (#) (2)	(2)

Harold C. Simmons	Director Plan (2)	05/24/07	05/20/03	(2)	n/a	n/a	n/a	500 (2)	$17,160 (2)

Steven L. Watson	Director Plan (2)	05/24/07	05/20/03	(2)	n/a	n/a	n/a	500 (2)	17,160 (2)

Charles H. Entrekin	Profit Sharing Plan (3)	(3)	02/22/07	(3)	$0 to $203,500	$0 to $203,500	$0 to $583,000	n/a	n/a

——————————

(1)	Certain non-applicable columns have been omitted from this table.

(2)
Pursuant to the May 20, 2003 amendment to the Titanium Metals Corporation Amended and Restated 1996 Non-Employee Director Compensation Plan, on the day of each of our annual stockholder meetings each of our directors elected on that day receives a grant of shares of our common stock as determined by the following formula based on the closing price per share of our common stock on the date of such meeting.

Range of Closing Price Per Share on the Date of Grant	Shares of Common Stock to Be Granted

Under $5.00	2,000
$5.00 to $9.99	1,500
$10.00 to $20.00	1,000
Over $20.00	500

These shares are fully vested and tradable immediately on their date of grant, other than restrictions under applicable securities laws.  For the purposes of this table and financial statement reporting purposes, these stock awards were valued at the $34.32 closing price per share of our common stock on their date of grant.

(3)
The ranges of amounts reported in this 2007 Grants of Plan-Based Awards table are the ranges of operating income bonuses Dr. Entrekin could have received based on each of the 2007 operating income levels and the possible ranges of the 2007 individual performance ratings he might have received.  At its meeting on February 22, 2007 and pursuant to our profit sharing plan, our management development and compensation committee set the 2007 operating income levels and reviewed the performance rating ranges of awards with respect to each operating income level.  For purposes of this calculation, the base salary used was the actual base salary paid through 2007.

The amount of the bonus paid to Dr. Entrekin as a result of our achieving in excess of the maximum operating income level is reported in the non-equity incentive plan compensation column in the 2007 Summary Compensation table in this proxy statement.  The operating income bonus awards part of the Compensation Discussion and Analysis section of this proxy statement contains a description of our profit sharing plan.

Employment Agreement.  We entered into an employment agreement with Dr. Entrekin on January 1, 2007 providing for his service as our president and chief operating officer.  The employment agreement was terminated effective April 14, 2008 when he resigned as our president – global operations and chief operating officer and entered into a consulting agreement with us.  The employment agreement had an initial term of two years with an option to be extended for up to three additional one-year terms.  Pursuant to the agreement, Dr. Entrekin received an annual base salary of $550,000 and was entitled to participate in our profit sharing plan for services performed in 2007 at the level of 106% of his base salary.  In addition, as required by the agreement, he received a one-time payment of $250,000 on March 30, 2007.  The agreement also provided for a severance payment of 12 months base salary (paid in semi-monthly installments over the twelve months following such termination) in the event of Dr. Entrekin’s termination “without cause,” non-renewal of the agreement on its fifth anniversary, or upon a “change in control” of  us.   The aggregate amount of these payments in the event of any such termination, including a termination upon a “change in control” of us,  would have been $550,000.  Regardless of the manner in which Dr. Entrekin’s employment could have been terminated, including a termination upon a “change in control” of us, he was entitled to receive amounts earned during his term of employment, which included, base salary earned through the date of termination and accrued vacation pay.

Consulting  Agreement.  In connection with Dr. Entrekin’s resignation, his employment agreement was terminated in exchange for a twelve-month consulting agreement pursuant to which he will provide professional consulting services to us as may be requested from time to time.  For his consulting services, Dr. Entrekin will receive a consulting fee of $550,000 payable in semi-monthly installments through April 15, 2009.  As a condition to payment of the consulting fee, the post employment one-year non-competition and non-interference provision (prohibiting Dr. Entrekin from engaging in any titanium or specialty metals business competing with us and from interfering with our business relationships), the three-year non-disclosure and confidentiality provision, and the proprietary property provision (requiring Dr. Entrekin to transfer to us any interests he has in inventions conceived by him during his employment with us) of the employment agreement continue as obligations of Dr. Entrekin following termination of the employment agreement.

Outstanding Equity Awards at December 31, 2007.  None of our named executive officers held outstanding stock options to purchase shares of our common stock or unvested shares of our common stock at December 31, 2007.

Option Exercises and Stock Vested.  The following table provides information with respect to the market value in excess of exercise price for the shares of our common stock issued to Steven L. Watson, the only named executive officer of ours who exercised stock options in 2007.  No named executive officer had any stock awards vest in 2007.  For stock awards granted in 2007 that vested at the date of grant, see the 2007 Grant of Plan-Based Awards table above.

2007 OPTION EXERCISES AND STOCK VESTED (1)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (2)

Steven L. Watson	60,000	$1,787,563

——————————

(1)	Certain non-applicable columns have been omitted from this table.

(2)
The value realized is based on the difference between the market price per share of our underlying common stock on the day of the exercise and the exercise price per share.  None of the shares issued to Mr. Watson were sold.

Pension Benefits.  We do not owe any defined benefit retirement obligations to any of our named executive officers upon their retirement.

Nonqualified Deferred Compensation.  We do not owe any nonqualified deferred compensation to our named executive officers.

Director Compensation.  Our directors are entitled to receive compensation for their services as directors.  Our directors receive an annual retainer of $20,000, paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and at a daily rate ($125 per hour) for other services rendered on behalf of our board of directors or its committees.  In addition to the annual retainers for service on the board of directors, the chairman of our audit committee and any member of our audit committee whom the board identified as an “audit committee financial expert” for purposes of the annual proxy statement receive an annual retainer of $20,000, paid in quarterly installments (provided that if one person served in both capacities only one such retainer was paid), and other members of our audit committee receive an annual retainer of $10,000, paid in quarterly installments for their service on the audit committee.  Members of our management development and compensation committee and our nominations committee receive annual retainers of $2,000, paid in quarterly installments, for their service on each of these committees.  If a director dies while serving on our board of directors, his designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect.  We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

As discussed in footnote 2 to the 2007 Grants of Plan-Based Awards table, on the day of each annual stockholder meeting, each of our directors elected on that date receives a grant of shares of our common stock as determined by the closing price of a share of our common stock on the date of such meeting.  The following table provides information with respect to compensation our directors earned or received for their 2007 director services provided to us.  Amounts received by Messrs. Harold C. Simmons and Watson are included in the Summary Compensation Table in this proxy statement.

2007 DIRECTOR COMPENSATION (1)

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total

Keith R. Coogan	$43,000	$17,160	$60,160
Norman N. Green (4).	15,000	17,160	32,160
Glenn R. Simmons	26,000	17,160	43,160
Thomas P. Stafford	55,000	17,160	72,160
Terry N. Worrell (5)	21,000	16,370	37,370
Paul J. Zucconi	51,000	17,160	68,160

——————————

(1)
Certain non-applicable columns have been omitted from this table.  See footnotes 3 and 4 to the 2007 Summary Compensation table and 2007 Grants of Plan-Based Awards table in this proxy statement for compensation Harold C. Simmons and Steven L. Watson earned or received from us for director services.

(2)	Represents retainers and meeting fees the director received or earned for director services he provided to us in 2007.

(3)
Represents the value of 500 shares of our common stock we granted to our directors elected at our annual meeting of stockholders held on May 24, 2007.  With respect to Mr. Worrell, the amount represents the value of 500 shares of our common stock we granted to him on July 2, 2007.  For the purposes of this table and financial statement reporting, these stock awards were valued at the closing price per share of such shares on their date of grant, which closing price and date of grant were $34.32 and May 24, 2007, respectively, in the case of all of our directors except Mr. Worrell.  In the case of Mr. Worrell, the closing price and date of grant were $32.74 and July 2, 2007, respectively.

(4)	Mr. Green resigned from our board of directors on June 5, 2007.

(5)	Mr. Worrell was initially elected to our board of directors on June 11, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us.  Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2007 our executive officers, directors and 10% stockholders complied with all applicable filing requirements under section 16(a), except that due to an inadvertence by our staff Terry N. Worrell filed on July 9, 2007 a Form 4 after the required filing date regarding the 500 shares of our common stock he was granted on July 2, 2007.

PROPOSAL 2
ADOPTION OF TITANIUM METALS CORPORATION 2008 LONG-TERM INCENTIVE PLAN

The board of directors seeks the approval of the stockholders for the adoption of the Titanium Metals Corporation 2008 Long-Term Incentive Plan.  The board of directors adopted the Plan in February 2008, subject to stockholder approval.  The text of the Plan is attached as Appendix A.  The description of the Plan in this proxy statement is qualified in its entirety by reference to the complete text of the Plan in Appendix A.

General

Purpose.  The purpose of the Plan is to advance our interests and the interests of our stockholders by providing incentives to certain eligible persons who contribute significantly to our strategic and long-term performance objectives and growth.

Types of Awards.  The Plan provides for awards or grants of stock options, stock appreciation rights (referred to as SARs), restricted stock, performance grants and other awards deemed by the management development and compensation committee to be consistent with the purposes of the Plan, collectively referred to as Awards.

Eligible Persons.  Key individuals employed by, or performing services for, us are eligible to receive Awards.  A person who is eligible to receive an Award may be a nonemployee director or some other person who is not employed by us.

Administration.  Generally, a committee of the board of directors consisting of two or more individuals administers the Plan.  The Plan provides that the management development and compensation committee is the initial committee to administer the Plan.  In certain other instances, the board of directors or other persons may administer the Plan.  The Plan requires that the membership of the committee consist of “nonemployee directors” as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act and “outside directors” as defined under regulations promulgated by the Department of Treasury under Section 162(m) of the Internal Revenue Code.  Eligible persons entitled to receive Awards include members of the committee.

The committee determines the eligible persons to whom it grants Awards and the type, size and terms of such Awards.  The committee may also amend the terms of any Award if the committee could grant such amended Award under the terms of the Plan at the time of such amendment.  In addition, the committee can construe and interpret the Plan and any Award and make all other determinations deemed necessary or advisable for the administration of the Plan.

Number of Shares Subject to the Plan.  The Plan reserves a maximum of 500,000 shares of our common stock for Awards, subject to certain adjustments.  Common stock issued under the Plan may be either newly issued shares, treasury shares, reacquired shares or any combination of the three.  If any shares of our common stock issued as restricted stock under the Plan are reacquired by us pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, the common stock that would otherwise have been issuable pursuant to such Award will be available for issuance under new Awards.

Annual Limit on Awards to an Individual.  Subject to certain adjustments, no eligible person may receive Awards for more than fifty thousand shares of our common stock in any one fiscal year.

Limitations on Transfers of Awards.  Generally, an Award is nontransferable except by approval of the committee or by will or the laws of descent and distribution.  Incentive stock options, however, are transferable only by will or the laws of descent and distribution.

Description of Awards under the Plan

Stock Options.  An Award of a stock option is the right to purchase a specified number of shares of our common stock at a specified exercise price, both of which the committee determines.  The committee determines when and how a stock option becomes exercisable.  The term of a stock option, however, cannot exceed ten years.  A stock option may be either a nonqualified or an incentive stock option.

The committee may grant nonqualified stock options to any eligible person under the Plan.  The exercise price for nonqualified stock options may not be less than the fair market value of the underlying shares of our common stock on the date of grant.

The committee may only grant incentive stock options to our employees.  The exercise price of an incentive stock option may not be less than the fair market value of the underlying shares of our common stock on the date of grant.  The maximum aggregate fair market value of our common stock (determined as of the respective dates of grant) with respect to which incentive stock options are first exercisable by any one employee of ours in any calendar year cannot exceed $100,000.  If the committee grants an incentive stock option to an employee who owns more than 10% of the voting power of all classes of our stock or any parent or subsidiary of ours, the option cannot have an exercise price lower than 110% of the fair market value on the date of the grant or a term longer than five years.  In addition, the recipient of an incentive stock option cannot exercise the option beyond the time the Internal Revenue Code allows for the favorable tax treatment of incentive stock options.

Payment of the exercise price of a stock option must be made in such form as the committee determines in its discretion.  If the committee allows payment to be made with shares of our common stock, such shares are valued at their fair market value on the day of exercise.  Only shares which have been held by the option holder for a period of at least six months may be accepted as payment of the exercise price of stock options.

The committee may grant stock options in conjunction with any other Award, except that incentive stock options cannot have an associated Award that would  disqualify the incentive stock option’s status as such under the Internal Revenue Code.

When the committee awards a stock option in conjunction with an associated Award, the number of our common shares subject to the stock option may be reduced on an appropriate basis to the extent that the associated Award is exercised, paid to or otherwise received by the recipient, as determined by the committee.

Stock Appreciation Rights.  SARs are rights to receive (without payment to us) cash, our common stock,  other  property or any combination of the three based on the increase in the value of our common stock specified in the SAR on the date of the Award. A SAR that is related to another Award is exercisable  only to the extent that the other Award is exercisable and then only during such period or periods as the committee determines.  In addition, a SAR that is associated with a stock option is exercisable only when the fair market value of a share of our common stock exceeds the exercise price per share of the associated stock option.  If a SARs’ associated Award is an incentive stock option, the exercise of the SAR is limited to those instances where its exercise would not disqualify the associated stock option's status as an incentive stock option under the Internal Revenue Code.  When the committee awards a SAR in conjunction with an associated Award, the number of our common shares subject to the SAR may be reduced on an appropriate basis to the extent that the associated Award is exercised, paid to or otherwise received by the recipient, as determined by the committee.

Upon the exercise of a SAR, the holder  receives, at the election of the committee, cash, shares of our common stock, other consideration or any combination of the three equal in value to (or in the discretion of the committee, less than) the excess of the fair market value of the shares of common stock subject to such exercise over the exercise price for such shares as specified in the SAR.

Restricted Stock.  An Award of restricted stock is an award of a number of shares of our common stock that are subject to certain restrictions (e.g., such stock shall be issued but not delivered to the recipient and, generally, shall be forfeited if the recipient's employment or performance of services for us terminates before the shares vest).  Such restrictions exist for a certain restricted period and in accordance with such terms as the committee specifies.  Prior to the expiration of the restricted period and the satisfaction of any applicable terms, a recipient who has received an Award of restricted stock has the rights of ownership of the shares of our common stock subject to such award, including the right to vote and to receive dividends.

Performance Grants.  At the time an Award of a performance grant is made, the committee establishes performance objectives during a specified award period.  The final value, if any, of a performance grant is determined by the degree to which the performance objectives have been achieved during the award period, subject to adjustments that the committee may approve based on relevant factors.  Performance objectives may be based on the performance of the recipient, us, one or more of our subsidiaries or one or more of our divisions or units, or any combination thereof, as the committee determines.  The committee may, in its discretion, make adjustments in the computation of any performance measure, but not later than ninety (90) days after the beginning of the performance period.  The maximum value of an Award of a performance grant as established by the committee may be a fixed amount, an amount that varies from time to time based on the value of our common stock, or an amount that is determinable from other criteria the committee specifies. Performance grants may have different classes or series, having different names, terms and conditions.

The committee may grant Awards of performance grants in conjunction with other Awards.  If awarded in conjunction with an associated Award, the number of performance grants may be reduced on an appropriate basis to the extent that the associated Award is exercised by, paid to, or otherwise received by, the recipient, as determined by the committee.

 The committee will generally determine the value of an Award of a performance grant as promptly as practicable after the end of the award period or upon the earlier termination of the recipient's employment or performance of services.  The committee may, however, determine the value of the performance grant and pay it out at any time during the award period and no later than 2 ½ months following the close of the calendar year in which an individual vests in his right to such Award.  If the performance grant does not have an associated  Award, the holder of the performance grant will be paid the final value.  If the performance grant has value and has an associated Award, however, the committee will determine whether to cancel the performance grant and permit the recipient to retain the associated Award, to cancel the associated Award and pay out the value of the performance grant or to pay out the value of only a portion of the performance grant and to cancel the associated Award as to an appropriate portion thereof.

Payment.  Payment of an Award such as a performance grant may be made in cash, shares of our common stock or other consideration (for example, other securities or property of ours) or a combination of the three, and in accordance with terms the committee sets.

Additional Information

Adjustments in Shares of TIMET Common Stock.  Under the Plan, if any change in the outstanding shares of our common stock occurs by reason of an extraordinary or unusual event (e.g. stock split, stock dividend, recapitalization or merger), the committee may direct appropriate changes in the terms of any Award or the number of shares of our common stock available for Awards.  Such changes may include the number or kind of securities that may be subject to, the exercise price under, any measure of performance for, or the number or value of, an Award.

Amendments to Awards.  The committee may amend or modify any outstanding Award in any manner (including, but not limited to, acceleration of the date of exercise of or payments under any Award) if the committee could grant such amended or modified Award under the terms of the Plan at the time of such amendment or modification and such amendment will not result in an extension of the exercise date beyond ten (10) years from the original date of the Award.  Only in certain circumstances, however, may the committee amend or modify an outstanding Award in a material manner that adversely affects the holder of the affected Award without the holder's written consent.

Substitution of Awards.  The committee may permit holders of Awards to surrender outstanding Awards in order to exercise or realize the rights under other Awards. In addition, the committee may allow or require holders of Awards to exchange such outstanding Awards for the grant of new Awards.

Significant Corporate Events.  In the event of the proposed dissolution or liquidation of us, all outstanding Awards terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the committee.  In the event of a proposed sale of all or substantially all of our assets or our merger with or into another corporation, all restrictions on any outstanding Awards lapse and recipients of Awards become entitled to the full benefit of their Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the committee.

Rights to Continue as Employee or Service Provider.  Neither the Plan nor any Award confers on any individual any right to continue in the employ of, or provide services to, us.

Effectiveness of Rights as Stockholders.  A recipient of an Award has no rights as a stockholder with respect to the shares of our common stock issuable pursuant to the Award until the date of issuance of the stock certificate for such shares.

Deferrals.  The committee may grant an Award in conjunction with the deferral of a recipient's compensation.  The committee may provide that any such deferred compensation be forfeited to us under certain circumstances, subject to an increase or decrease in value based upon specified performance measures or credited with income equivalents until the date or dates of payment of the Award.

Alternative Payments for Tax Withholding.  The committee may permit a recipient of an Award to elect to pay taxes required to be withheld with respect to an Award in any appropriate manner (including, without limitation, by the surrender to us of shares of our common stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award).

Termination.  The plan terminates on the earlier of the tenth anniversary of the date the Plan is approved by our stockholders or such time as the board of directors adopts a resolution terminating the Plan. The board of directors may extend the Plan for up to an additional five years for the grant of Awards other than incentive stock options.

Amendments to the Plan.  The board  of directors may amend the Plan at any time. Except in certain circumstances, no amendment shall adversely affect in a material manner any right of any recipient of an Award without such recipient's written consent.

Registration of TIMET Common Stock under the Plan.  We intend to register the issuance of the shares of our common stock under the Plan with the SEC.

Federal Income Tax Consequences

The following is a summary of the principal current federal income tax consequences of transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state, local or foreign tax consequences.

Incentive Stock Options.  No taxable income is realized by the recipient upon the grant or exercise of an incentive stock option.  However, the exercise of an incentive stock option may result in alternative minimum tax liability for the recipient. If no disposition of shares issued to a recipient pursuant to the exercise of an incentive stock option is made by the recipient within two years from the date of grant or within one year after the issuance or transfer of such shares to the recipient, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the recipient as a short-term or long-term capital gain or loss, depending  on how long the shares have been held, and no deduction will be allowed to us for federal income tax purposes.

If the shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the recipient will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized in an arms'-length sale of such shares) over the exercise price, and the company will be entitled to deduct such amount.  Any further gain realized will be taxed as short-term or long-term capital gain, depending on how long the shares have been held and will not result in any deduction by us.  Special rules may apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of our common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.  Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of a recipient.

Nonqualified Stock Options.  With respect to nonqualified stock options granted under the Plan, no income is realized by the recipient at the time the options are granted.  Generally, at exercise, ordinary income is realized by the recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of  exercise, and we receive a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

SARs.  The grant of a SAR does not result in income for the grantee or in a deduction for us.  Upon the exercise of a SAR, the grantee generally recognizes ordinary income and we are entitled to a deduction equal to the positive difference between the fair market value of the shares subject to the SAR on the date of grant and the date of exercise.

Restricted Stock.  A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock.  We are entitled to a corresponding tax deduction for the amount of ordinary income recognized by the recipient.  However, if a recipient elects immediate recognition under Section 83(b) of the Internal Revenue Code within 30 days of the date of issuance of the restricted stock, he or she will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the ordinary income previously recognized.  Upon the sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares became transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued, taking into account the ordinary income previously recognized) will be treated as long-term or short-term capital gain or loss. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)).

Performance Awards.  The recipient of a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any shares of our common stock issued under the award, and we will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient.  Any cash received under a performance award will be included in income at the time of receipt.  The fair market value of any shares of our common stock received will also generally be included in income (and a corresponding deduction will generally be available to us) at the time of receipt.  The capital gain or loss holding  period for any shares of our common stock distributed under a performance award will begin when the recipient recognizes ordinary income with respect to that distribution.

Section 409A Compliance. Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004. Section 409A generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently includible in the gross income of the employee to the extent not subject to a substantial risk of forfeiture and not previously included in gross income.  Generally, under the regulations issued under Section 409A, non-discounted stock options and non-discounted SARs that do not include any additional deferral feature are excluded from section 409A.  The Plan requires that all stock options and SARs be issued based upon the fair market value of our common stock on the date of the grant of the Award.  In addition, performance-based awards (e.g., performance awards) will not be subject to Section 409A if payment of the performance-based award is made no later than 2 ½ months following the end of the calendar year in which the recipient is vested in the right to receive the award.  The Plan requires that the payments of all performance awards be made within this timeframe. The regulations issued under Section 409A generally treat extensions of the exercise period of a stock right (e.g., a stock option or SAR) as an additional deferral feature, subjecting the stock right to Section 409A retroactively to the date of grant of the right, subject to exceptions for certain limited extensions.  The Plan provides that any extensions of an Award will be limited to one of these permitted exceptions.

Plan Benefits

Since the committee grants Awards in its discretion, the benefits that recipients of Awards may receive from the Plan are presently indeterminable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE TITANIUM METALS CORPORATION 2008 LONG-TERM INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy.  As set forth in our code of business conduct and ethics, from time to time, we engage in transactions with affiliated companies.  In addition, certain of our executive officers and directors serve as executive officers and directors of affiliated companies.  With respect to transactions between or involving us and one or more of our affiliates, it is not a violation of the code if the transaction, in our opinion, is no less favorable to us than could be obtained from unrelated parties, or the transaction, in the absence of stockholder ratification or approval by our independent directors, is fair to all companies involved.  Furthermore, the code provides that:

•	directors and officers owe a duty to us to advance our legitimate interests when the opportunity to do so arises; and

•
they are prohibited from (a) taking for themselves personally opportunities that properly belong to us or are discovered through the use of our property, information or position; (b) using corporate property, information or position for improper personal gain; and (c) competing with our interests.

Our executive officers are responsible for applying this policy to related parties.  No specific procedures are in place, however, that govern the treatment of transactions among us and our related entities, although we and such entities may implement specific procedures as appropriate for particular transactions.  Provided, in our judgment, the standard set forth in the code of business conduct and ethics is satisfied, we believe, given the number of companies affiliated with Contran, that related party transactions with our affiliates, in many instances (such as achieving economies of scale), are in our best interest.  In certain instances, our executive officers may seek the approval or ratification of such transactions by our independent directors, but there is no quantified threshold for seeking this approval.

Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Harold C. Simmons, may be deemed to control us.  We and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in the following:

•
intercorporate transactions, such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions.  Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future.  In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness.  Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Harold C. Simmons.

Certain directors or executive officers of CompX, Contran, Keystone, Kronos Worldwide, NL or Valhi also serve as our directors or executive officers.  Such relationships may lead to possible conflicts of interest.  These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests.  In such an event, we implement such procedures as appropriate for the particular transaction.

Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs.  Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on a fixed fee basis.  The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, real estate management, environmental management, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business.  The fees paid pursuant to the ISAs are generally based upon an estimate of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the employees’ cash compensation and an overhead component that takes into account other employment related costs.  Generally, after expiration of the initial one-year term, each of the ISAs renews on a quarterly basis, subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.  Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies.  With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving a recommendation from the company’s management development and compensation committee.  See the Compensation of Our Named Executive Officers Employed by Contran part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2007 ISA fee charged by Contran to us.

In 2007, we paid Contran fees of $7.4 million for its services under our ISA with Contran, including amounts for the services of certain of our named executive officers that are employees of Contran, as disclosed in the 2007 Summary Compensation table in this proxy statement.  In 2008, we expect to pay Contran fees of $8.2 million for its services under this ISA, including the services of certain of our named executive officers that are employees of Contran.  We also pay director compensation and expenses directly to Messrs. Harold and Glenn Simmons and Watson for their services as our directors, as disclosed in the 2007 Summary Compensation table and the 2007 Director Compensation table in this proxy statement.

Insurance Matters.  We and Contran participate in a combined risk management program.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, purchase certain insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies.  Tall Pines and EWI provide for or broker these insurance policies.  Tall Pines is a captive insurance company wholly owned by Valhi, and EWI is a reinsurance brokerage and risk management company wholly owned by NL.  Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters and/or assess fees  for the policies that they provide or broker.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period.  As a result, Contran and certain of its subsidiaries or related companies, including us, have entered into a loss sharing agreement under which any uninsured loss is shared by those companies who have submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

During 2007, we paid premiums of approximately $7.9 million for insurance policies Tall Pines provided or EWI brokered.  This amount principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines and EWI.  Tall Pines purchases reinsurance for substantially all of the risks it underwrites.  In our opinion, the amounts we paid for these insurance policies and the allocation among us and our related entities of these insurance premiums are reasonable and are less than the costs we would incur if such policies were obtained or brokered through third parties.  We expect that these relationships with Tall Pines and EWI will continue in 2008.  Because we believe there is no conflict of interest regarding our participation in the combined risk management program, our audit committee received a report regarding this program but our independent directors were not asked to approve it.

Utility Services.  In connection with the operations of our Henderson, Nevada facility, we purchase certain utility services (primarily water distribution, maintenance of a common electrical facility and sewage disposal monitoring) from BMI and its subsidiaries pursuant to various agreements.  During 2007, fees for such utility services provided by BMI to us were approximately $2.2 million.  We also paid BMI an electrical facility upgrade fee of $0.8 million in 2007 and expect to pay a similar annual fee through 2009, which fee terminates in January 2010.  Because we believe this agreement was at market rates, our independent directors were not asked to approve it.

Consulting Services.  During 2007, we engaged Kronos Worldwide to provide consulting services for the planning and engineering for the construction of a new vacuum distillation process titanium sponge plant.  We paid Kronos Worldwide $0.3 million for such consulting services.  Because these fees were paid as reimbursement for expenses incurred on our behalf and essentially covered Kronos Worldwide’s costs in providing the services, neither our independent directors nor the independent directors of Kronos Worldwide were asked to approve it.

Reduction in the Outstanding CompX Class A Common Stock.  In October 2007, CompX on a net basis purchased and/or cancelled approximately 2.7 million shares of its class A common stock formerly held directly or indirectly by TFMC for $19.50 per share paid in the form of a consolidated promissory note pursuant to a stock purchase agreement between CompX and TFMC and a merger agreement among CompX Group, Inc., a former parent of CompX in which NL and TFMC were the sole stockholders, and CompX KDL LLC, a former wholly owned subsidiary of CompX.  The price per share was determined based on CompX’s open market purchases of its class A common stock around the time of the approval of these transactions.  The stock purchase agreement and the merger agreement were approved by both our and CompX’s independent directors.

Pursuant to the agreements:

•	CompX Group merged into CompX KDL with CompX KDL surviving the merger;

•	the CompX Group common stock outstanding immediately prior to the merger was cancelled;

•	the 2,586,820 shares of CompX class A common stock and 10.0 million shares CompX class B common stock owned by CompX Group immediately prior to merger were cancelled;

•	simultaneously with the cancellation of the shares formerly held by CompX Group, CompX issued 374,000 shares of CompX class A common stock and 10.0 million shares CompX class B common stock to NL;

•	CompX purchased from TFMC 483,600 shares of CompX class A common stock and initiated the cancellation of such shares;

•	CompX issued a consolidated unsecured term loan promissory note to TFMC in the original principal amount of $52,580,190 that:

o	matures in seven years;
o	bears interest at an annual rate of LIBOR plus 1.00%;
o	requires quarterly principal payments of $250,000 beginning on September 30, 2008;
o	does not have prepayment penalties; and
o	is subordinated to the CompX credit agreement with Wachovia Bank, National Association and certain other banks; and

•
TFMC, CompX and certain of its subsidiaries and Wachovia Bank, as administrative agent for the banks that are a party to the CompX credit agreement, entered into a subordination agreement that subordinated certain of the terms of the consolidated promissory note to the CompX credit agreement.

As a result of these transactions, NL became the direct owner of the same number of the shares of CompX class A and class B common stock that they formerly held indirectly through CompX Group and TFMC ceased to own, directly or indirectly, any shares of CompX class A common stock and became a creditor of CompX.

During the fourth quarter of 2007, CompX prepaid TFMC approximately $2.6 million of the consolidated promissory note.  TFMC recognized approximately $0.5 million of interest income from this note in 2007.

Simmons Family Matters.  In addition to the services he provides under our ISA with Contran as discussed under the Intercorporate Services Agreements subsection above, certain family members of Harold C. Simmons also provide services to us pursuant to this ISA.  In 2007, L. Andrew Fleck (a step-son of Harold C. Simmons) provided certain property management services to us pursuant to this ISA.  The portion of the fees we paid to Contran in 2007 pursuant to our ISA with Contran for the services of Mr. Fleck was not enough to require quantification under SEC rules.  See the Intercorporate Services Agreements subsection in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2007 ISA fee Contran charged us.  As disclosed in the Director Compensation table in this proxy statement, Mr. Glenn Simmons (a brother of Harold C. Simmons) also received compensation in cash and stock from us for his services as a director for 2007 and is expected to continue to receive similar compensation for 2008 for such services.

AUDIT COMMITTEE REPORT

Our audit committee of the board of directors is comprised of four directors and operates under a written charter adopted by the board of directors.  All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  The audit committee charter is available on our website at www.timet.com (under the investor information, corporate governance, committee charters section).

Our management is responsible for, among other things, preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP.  Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting in accordance with such standards and for expressing an opinion on the effectiveness of our internal control over financial reporting.  Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process.  In its oversight role, our audit committee reviewed and discussed the audited financial statements with management and with PwC, our independent registered public accounting firm for 2007.  Our audit committee also reviewed and discussed our internal control over financial reporting with management and with PwC.

Our audit committee met with PwC and discussed any issues deemed significant by our independent registered public accounting firm, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as amended, as adopted by the Public Company Accounting Oversight Board.  PwC has provided to our audit committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and our audit committee discussed with PwC that firm’s independence.  Our audit committee also concluded that PwC’s provision of non-audit services to us and our related entities is compatible with PwC’s independence.

Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited financial statements be included in our 2007 Annual Report on Form 10-K for filing with the SEC.

Members of our audit committee of the board of directors respectfully submit the foregoing report.

Thomas P. Stafford Chairman of Our Audit Committee	Keith R. Coogan Member of Our Audit Committee	Terry N. Worrell Member of Our Audit Committee	Paul J. Zucconi Member of Our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm.  PwC served as our independent registered public accounting firm for the year ended December 31, 2007.  Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the first quarter of 2008.  We expect PwC will be considered for appointment to:

•	review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2008 and first quarter of 2009; and

•	to audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2008.

Representatives of PwC are not expected to attend the annual meeting.

Fees Paid to PricewaterhouseCoopers LLP.  The following table shows the aggregate fees that our audit committee has authorized and PwC has billed or is expected to bill to us for services rendered for 2006 and 2007.  Additional fees for 2007 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2007 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual stockholder meeting.

Type of Fees	2006	2007

Audit Fees (1)	$2,666,400	$2,523,700
Audit-Related Fees (2)	25,400	25,900
Tax Fees (3)	47,400	624,700
All Other Fees	-0-	-0-

Total	$2,739,200	$3,174,200

——————————

(1)	Fees for the following services:

(a)	audits of consolidated year-end financial statements for each year, including audits of internal control over financial reporting;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.

(2)
Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.  These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting.

(3)	Permitted fees for tax compliance, tax advice and tax planning services.

Preapproval Policies and Procedures.  For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and permitted non-audit services the firm provides to us or any of our subsidiaries.  We may not engage the firm to render any audit or permitted non-audit service unless the service is approved in advance by our audit committee pursuant to the committee’s amended and restated preapproval policy.  Pursuant to the policy:

•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of permitted non-audit services of our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These permitted non-audit services include:

•	audit services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;

•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;

•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and

•	other permitted non-audit services, such as assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the Public Company Accounting Oversight Board.

Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of permitted non-audit services provided by our independent registered public accounting firm.  The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

For 2007 our audit committee preapproved all PwC’s services provided to us or any of our subsidiaries in compliance with the applicable amended and restated policy in effect at that time without the use of the SEC’s de minimis exception to such preapproval requirement.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

2007 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is included as part of the annual report mailed to our stockholders with this proxy statement and may also be accessed on our website at www.timet.com.

ADDITIONAL COPIES

Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these documents may be sent to any household at which two or more stockholders reside if they appear to be members of the same family.  Each stockholder continues to receive a separate proxy card.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions.  If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of our communications, the stockholder should notify his or her broker.  Additionally, we will promptly deliver a separate copy of our 2007 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

To obtain copies of our 2007 annual report or this proxy statement without charge, please mail your request to the attention of Clarence B. Brown, III, assistant corporate secretary, at Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

Titanium Metals Corporation

Dallas, Texas
April 21, 2008

APPENDIX A – TITANIUM METALS CORPORATION 2008 LONG-TERM INCENTIVE PLAN

Titanium Metals Corporation

2008 Long-Term Incentive Plan

Section 1.  Purpose.  The purpose of this Plan is to advance the interests of TIMET and its stockholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

Section 2.  Definitions.  The following terms shall have the meaning indicated:

(a)           “Actual Value” has the meaning set forth in Section 9.

(b)           “Associated Award” shall mean an Award granted concurrently or subsequently in conjunction with another Award.

(c)           “Award” shall mean an award of rights or options to an Eligible Person under this Plan.

(d)           “Award Period” has the meaning set forth in subsection 9(b).

(e)           “Beneficiary” has the meaning set forth in Section 16.

(f)           “Board” shall mean the board of directors of TIMET.

(g)           “Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

(h)           “Committee” shall mean a committee of the Board, if any, designated by the Board to administer this Plan that is comprised of not fewer than two directors and shall initially mean the Management, Development & Compensation Committee of the Board.  The membership of the Committee or any successor committee (i) shall consist of “nonemployee directors” (as defined in Rule 16b-3) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Rule 16b-3, (ii) shall consist of “outside directors” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Section 162(m) and (iii) shall meet any applicable requirements of any stock exchange or other market quotation system on which Common Shares are listed.  References to the Committee hereunder shall include the Board or the Designated Administrator where appropriate.

(i)           “Company” shall mean TIMET and any parent or subsidiary of TIMET.

(j)           “Common Shares” shall mean shares of common stock, par value $0.01 per share, of TIMET and stock of any other class into which such shares may thereafter be changed.

(k)           “Designated Administrator” has the meaning set forth in Section 3.

(l)           “Effective Date” shall mean the date the Company’s stockholders approve this Plan (which adoption date may be a date subsequent to the date of the actual action taken by the Board if the Board action sets forth such subsequent adoption date).

(m)           “Eligible Person(s)” shall mean those persons who are key employees of the Company or other key individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company.

(n)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

(o)           “Fair Market Value” shall mean such value rounded up to the nearest cent as determined by the Committee based upon the closing price of the common Shares or Other TIMET Securities on the date of the Award.  In the event the Common Shares or Other TIMET Securities are not readily traded on an established securities exchange, its Fair Market Value shall be determined by a consistent methodology which complies with the requirements under Section 409A of the Code and the regulations promulgated thereunder.

(p)           “Incentive Stock Option” shall mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code.  Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

(q)           “Maximum Value” has the meaning set forth in subsection 9(a).

(r)           “Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code.  Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

(s)           “Other TIMET Securities” shall mean TIMET securities (so long as they constitute "common stock" within the meaning of 305 of the Code)  other than Common Shares.

(t)           “Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

(u)           “Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive Common Shares, Other TIMET Securities or any combination thereof, as determined by the Committee.

(v)           “Plan” shall mean this Titanium Metals Corporation 2008 Long-Term Incentive Plan.

(w)           “Purchased Option” shall mean a Stock Option that is sold to an Eligible Person at a price determined by the Committee.  Purchase Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

(x)           “Restricted Period” has the meaning set forth in subsection 8(b).

(y)           “Restricted Stock” shall mean an Award of Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 8.

(z)           “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

(aa)           “Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

(bb)           “Stock Appreciation Right” shall mean an Award of a right to receive (without payment to TIMET) cash, Common Shares, Other TIMET Securities or any combination thereof, as determined by the Committee, based on the increase in the Fair Market Value of the number of Common Shares specified in the Stock Appreciation Right from the date of grant to the date of exercise.  Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.

(cc)           “Stock Option” shall mean an Award of a right to purchase Common Shares.  The term Stock Option shall include Nonqualified Stock Options, Incentive Stock Options and Purchased Options.

(dd)           “Ten Percent Employee” shall mean an employee of the Company who owns stock representing more than ten percent of the voting power of all classes of stock of TIMET or any parent or subsidiary of TIMET.

(ee)           “TIMET” shall mean Titanium Metals Corporation, a Delaware corporation.

(ff)           “Treasury Regulation” shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

Section 3.  Administration.  Unless the Board shall designate itself or a Designated Administrator to administer this Plan, the Committee shall administer this Plan.  If at any time Rule 16b-3 so permits without adversely affecting the ability of Awards to executive officers of TIMET to comply with the conditions for Rule 16b-3 or Section 162(m), the Committee may delegate the administration of this Plan and any of its power and authority in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion (a “Designated Administrator”).

The Committee has all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size and terms of the Award to be made to each Eligible Person selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements embodying Awards made under this Plan.  The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.  Any decision of the Committee in the interpretation and administration of this Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.  The Committee may act only by a majority of its members then serving, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants.

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for his own willful misconduct or as expressly provided by statute.  In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, the Company shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or suit, except for his own willful misconduct or as expressly provided otherwise by statute.  Expenses (including reasonable attorneys’ fees) incurred by a such a member or officer in defending any such proceeding or suit shall be paid by the Company in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section.

Section 4.  Participation.  Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.

Section 5.  Awards under this Plan.

(a)           Types of Awards.  Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:  (i) Common Shares, (ii) Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Performance Grants and (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

(b)           Maximum Number of Shares that May be Issued.  There may be issued under this Plan (as Common Shares, Restricted Stock, through Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 500,000 Common Shares, subject to adjustment as provided in Section 15.  No Eligible Person may receive Awards under this Plan for more than 50,000 Common Shares in any one fiscal year of TIMET, subject to adjustment as provided in Section 15.  Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.  If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights or, if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

(c)           Rights with Respect to Common Shares and Other Securities.  Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.  In all events, a Participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance to him of a stock certificate representing such shares.

Section 6.  Stock Options.  The Committee may sell Purchased Options or grant other Stock Options either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of the Company and have an Associated Award only to the extent that such Associated Award does not disqualify the Incentive Stock Option’s status as such under the Code.  Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a)           The exercise price of a Stock Option may be equal to or greater than (but not less than) the Fair Market Value of the Common Shares subject to such Stock Option at the time the Stock Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to an employee of the Company, the exercise price shall not be less than the Fair Market Value of the Common Shares subject to such Stock Option at the time the Stock Option is granted, or if granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted.  In no event, however, will the exercise price per share of a Stock Option be less than the par value per share of a Common Share.

(b)           The Committee shall determine the number of Common Shares to be subject to each Stock Option.  In the case of a Stock Option awarded in conjunction with an Associated Award, the number of Common Shares subject to an outstanding Stock Option may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(c)           Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d)           A Stock Option shall not be exercisable:

(i)           in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten years from the date it is granted; and

(ii)           unless payment in full is made for the shares being acquired thereunder at the time of exercise as provided in subsection 6(i).

(e)           The Committee shall determine in its discretion and specify in each agreement embodying a Stock Option the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Stock Option; provided, however, that an Incentive Stock Option shall not be exercisable at a time that is beyond the time an Incentive Stock Option may be exercised in order to qualify as such under the Code.

(f)           In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Shares (determined at the time of grant of the Stock Option) with respect to which incentive stock options are exercisable for the first time by an employee of the Company during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

(g)           It is the intent of TIMET that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

(h)           A Purchased Option may contain such additional terms not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the holder of the Purchased Option, as the Committee may determine in its sole discretion.

(i)           For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Common Shares, the surrender of another outstanding Award under this Plan or any combination thereof) as the Committee may determine in its discretion; provided, however, that for purposes of making such payment in Common Shares, such shares shall be valued at their Fair Market Value on the day of exercise and shall have been held by the Participant for a period of at least six (6) months.

Section 7.  Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Associated Awards at the time of grant.  Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a)           The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights.  In the case of an Award of Stock Appreciation Rights awarded in conjunction with an Associated Award, the number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b)           The Award of Stock Appreciation Rights shall not be exercisable:

(i)           unless the Associated Award, if any, is at the time exercisable;

(ii)           if the Associated Award is a Stock Option and the Fair Market Value per share of the Common Shares on the exercise date does not exceed the exercise price per share of such Stock Option; or

(iii)           if the Associated Award is an Incentive Stock Option and the exercise of the Award of Stock Appreciation Rights would disqualify the Incentive Stock Option as such under the Code.

(c)           The Committee shall determine in its discretion and specify in each agreement embodying an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

(d)           An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award or to surrender unexercised an Associated Award (or any portion of such Associated Award) to TIMET and to receive from TIMET in exchange thereof, without payment to TIMET, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share, at the time of such exercise, over the Fair Market Value of one share at the time of the Award, times the number of shares subject to the Award or the Associated Award, or portion thereof, that is so exercised or surrendered, as the case may be.  The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash, Common Shares, Other TIMET Securities or property, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver.  Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

(e)           A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value.  Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) hereof.

Section 8.  Restricted Stock.  The Committee may grant Awards of Restricted Stock either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter.  Each Award of Restricted Stock under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

(a)           The Committee shall determine the number of Common Shares to be issued to a Participant pursuant to the Award of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b)           Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee in its discretion shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate representing the Common Shares subject to such Award.

(c)           Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period, ownership of such Common Shares, including the right to vote such Common Shares and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other TIMET Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of TIMET, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Plan.

(d)           The Committee shall determine in its discretion and specify in each agreement embodying an Award of Restricted Stock the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Restricted Period shall have on such Award of Restricted Stock.

Section 9.  Performance Grants.  The Committee may grant Awards of Performance Grants either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter.  The Award of a Performance Grant to a Participant will entitle him to receive a specified amount determined by the Committee (the “Actual Value”), if the terms and conditions specified in this Plan and in the Award are satisfied.  Each Award of a Performance Grant shall be subject to the applicable terms and conditions of this Section and this Plan, and to such other terms and conditions, including but not limited to, restrictions upon any Common Shares, Other TIMET Securities or any combination thereof, issued with respect to the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an agreement in such form and substance as is determined by the Committee.

(a)           The Committee shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Associated Award.  As determined by the Committee, the maximum value of each Performance Grant (the “Maximum Value”) shall be:  (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount that varies from time to time based in whole or in part on the then current value of the Common Shares, Other TIMET Securities or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee.  Performance Grants may be issued in different classes or series having different names, terms and conditions.  In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b)           The award period (“Award Period”) related to any Performance Grant shall be a period determined by the Committee and specified in writing at the time of grant of an Award of a Performance Grant.  At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant.  The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company or one or more of its divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices or any combination thereof.  The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part.  Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

(c)           The Committee shall determine in its discretion and specify in each agreement embodying a Performance Grant the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Award Period shall have on such Performance Grant.

(d)           The Committee shall determine whether the conditions of a Performance Grant have been met and, if so, shall ascertain the Actual Value of the Performance Grant.  If the Performance Grant has no Actual Value, the Award and such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms.  If the Performance Grant has any Actual Value and:

(i)           was not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grant earned by the Participant to be paid to him or his permitted assignee or Beneficiary; or

(ii)           was awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grant, in which event no amount with respect thereto shall be paid to the Participant or his permitted assignee or Beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grant to the Participant or his permitted assignee or Beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the Participant or his Beneficiary, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

(e)           Payment of any amount with respect to the Performance Grants that the Committee determines to pay as provided above shall be made by TIMET as promptly as practicable after the end of the Award Period but in no event later than 2½ months following the close of the calendar year in which the Award Period Ends.  Payment of any amount with respect to a Performance Grant may be made in Common Shares, Other TIMET Securities or any combination thereof as determined by the Committee in its discretion.

Section 10.  Transferability of Awards.  Except as may be approved by the Committee, a Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

Section 11.  Amendment or Substitution of Awards under this Plan.  The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that no such amendment or modification shall adversely affect in a material manner any right of a Participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any affiliate, division or department thereof, on this Plan or on any Award under this Plan.  The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.

Section 12.  Termination of a Participant.  For all purposes under this Plan, the Committee shall determine whether a Participant has terminated employment with, or the performance of services for, the Company; provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.

Section 13.  Dilution and Other Adjustments.  In the event of any change in the outstanding Common Shares by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by TIMET of all or substantially all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its reasonable discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment shall be made by the Committee in a manner consistent with the provisions of Section 424 of the Code and shall be final, conclusive and binding for all purposes of this Plan.  Each adjustment made pursuant to this Section shall be made with a view toward preserving the value of the affected Award had prior to the event or transaction giving cause to such adjustment.

In the event of the proposed dissolution or liquidation of TIMET, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.  In the event of a proposed sale of all or substantially all of the assets of TIMET or the merger of TIMET with or into another corporation, all restrictions on any outstanding Awards shall lapse and Participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

Section 14.  Designation of Beneficiary by Participant.  A Participant may name a beneficiary to receive any payment to which he may be entitled with respect to any Award under this Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”).  The Committee reserves the right to review and approve Beneficiary designations.  A Participant may change his Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation.  Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion.  If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan shall be deemed to include such person or persons.  If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

Section 15.  Miscellaneous Provisions.

(a)           Any proceeds from Awards shall constitute general funds of TIMET.

(b)           No fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

(c)           No Eligible Person or other person shall have any claim or right to be granted an Award under this Plan.  Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated.  Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved.

(d)           No Participant or other person shall have any right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

(e)           No Common Shares, Other TIMET Securities or property, other securities or property or other forms of payment shall be issued hereunder with respect to any Award unless counsel for TIMET shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed.

(f)           It is the intent of TIMET that this Plan comply in all respects with Rule 16b-3 and Section 162(m) with respect to Awards granted to executive officers of TIMET, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void with respect to Awards granted to executive officers of TIMET to the extent required to permit such Awards to comply with Rule 16b-3 and Section 162(m).  It is also the intent of TIMET that this Plan comply in all respects with the provisions of the Code providing favorable treatment to Incentive Stock Options, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with the Incentive Stock Option provisions of the Code, such provision shall be deemed null and void with respect to Incentive Stock Options granted to employees of the Company to the extent required to permit such Incentive Stock Options to receive favorable treatment under the Code.

(g)           The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of TIMET to issue Common Shares, Other TIMET Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or person entitled to act) pay to TIMET, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes.  If the amount requested is not paid, TIMET may refuse to issue Common Shares, Other TIMET Securities or property, other securities or property, or other forms of payment, or any combination thereof.  Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit an Eligible Person (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing TIMET to withhold, or agreeing to surrender to TIMET on or about the date such tax liability is determinable, Common Shares, Other TIMET Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).

(h)           The expenses of this Plan shall be borne by the Company; provided, however, the Company may recover from a Participant or his Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant’s Award.

(i)           This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j)           By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).  The grant of any Award to a Participant is not evidence of any right to continued employment or other relationship with the Company.

(k)           The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed.

(l)           The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(m)           Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n)           If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o)           The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p)           For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 16.  Plan Amendment or Suspension.  This Plan may be amended or suspended in whole or in part at any time from time to time by the Board.  No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 13.

Section 17.  Plan Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)           upon the adoption of a resolution of the Board terminating this Plan; or

(b)           the tenth anniversary of the Effective Date; provided, however, that the Board may, prior to such date, extend the term of this Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options.  No termination of this Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Committee may make amendments or modifications permitted under Section 13.

Section 18.  Effective Date.  This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date; provided, however, if this Plan is not approved by at least a majority of the votes cast by the stockholders of TIMET at a meeting of stockholders at which a quorum is present within one year after the Effective Date then, in such event, this Plan and all Awards granted pursuant to this Plan shall be null and void.

ADOPTED BY THE BOARD:                                                                 February 21, 2008
APPROVED BY THE STOCKHOLDERS:                                           ____________, 2008
EFFECTIVE DATE:                                                                                    ____________, 2008

EXECUTED to evidence this Titanium Metals Corporation 2008 Long-Term Incentive Plan adopted by the Board on ____________, 2008 and the stockholders of TIMET on ____________, 2008.

TITANIUM METALS CORPORATION

By:
Andrew B. Nace, Vice President, General Counsel and Assistant Secretary

Titanium Metals Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

PROXY

TITANIUM METALS CORPORATION

Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

Proxy for Annual Meeting of Stockholders - May 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Steven L. Watson, Robert D. Graham and Clarence B. Brown, III, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Titanium Metals Corporation, a Delaware corporation (“TIMET”), to be held at our corporate headquarters located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Thursday, May 22, 2008, at 10:00 a.m. (local time), and at any adjournment or postponement of the Annual Meeting, all of the shares of common stock ($0.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.  The proxy statement accompanying this proxy is also available on TIMET's website at www.timet.com/proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION.  PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)
ANNUAL MEETING OF STOCKHOLDERS OF

TITANIUM METALS CORPORATION

May 22, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote “FOR” the election of each of the director nominees listed in Item 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Seven Directors:

                         NOMINEES:
□  FOR ALL NOMINEES                        ○Keith R. Coogan
□  WITHHOLD AUTHORITY                ○Glenn R. Simmons
  FOR ALL NOMINEES                        ○Harold C. Simmons
                ○Thomas P. Stafford
□  FOR ALL EXCEPT                               ○ Steven L. Watson
                                                                      ○Terry N. Worrell
(See instructions below)                       ○ Paul J. Zucconi

    INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:         ●

2.Adoption of the Titanium Metals Corporation 2008 Long-Term Incentive Plan.

                                 For                        Against                       Abstain
                                                                                         

3.    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy, if properly executed, will be voted in the manner directed herein.  If no direction is made, this proxy will be voted “FOR” all nominees listed in Item 1 at left.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponement thereof.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS
If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian please give full title as such, If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.